NOTICE OF GUARANTEED DELIVERY
To Tender 1,155,045,300 Ordinary Shares
(Including Ordinary Shares Represented by American Depositary Shares)
of
Hurray! Holding Co., Ltd.
at
$0.04 Per Ordinary Share
(Equivalent to $4.00 Per American Depositary Share)
Pursuant to the Offer to Purchase
Dated June 16, 2009
of
Shanda Music Group Limited
a wholly owned subsidiary of
Shanda Interactive Entertainment Limited

         This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Offer (as defined below) if share certificates evidencing ordinary shares, par value $0.00005 per share (the "Shares") of Hurray! Holding Co., Ltd., a Cayman Islands company ("Hurray"), or American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs," each representing 100 Shares), or any other documents required by the Letter of Transmittal to Tender Ordinary Shares or the Letter of Transmittal to Tender American Depositary Shares (each a "Letter of Transmittal") cannot be delivered to the Share Tender Agent or the ADS Tender Agent, as applicable, by 12:01 a.m., July 15, 2009, New York City time (or if the Offer is extended to a later date, such later date), or if the procedure for book-entry transfer of the ADSs cannot be completed prior to such date. Such form may be delivered by hand, facsimile transmission or mail to the Share Tender Agent or the ADS Tender Agent, as the case may be, and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The ADS Tender Agent for the Offer is:

CITIBANK, N.A.

By Mail:	By Overnight Courier:	By Hand:
Citibank, N.A. Corporate Actions P.O. Box 43011 Providence, RI 02940-3011 U.S.A	Corporate Actions Attention: Suite V 250 Royall Street Canton, MA 02021 U.S.A.	Corporate Actions Attention: Suite V 250 Royall Street Canton, MA 02021 U.S.A.

By Facsimile:
(For Eligible Institutions Only)
(+1 201) 222 4593

Confirm Facsimile Transmission:
(By Telephone Only)
(201) 222 4412

The Share Tender Agent for the Offer is:

CONYERS DILL & PEARMAN

By Mail, Overnight Courier or Hand Conyers Dill & Pearman Attention: Ms. Steffi Ma Corporate Services Supervisor 2901 One Exchange Square 8 Connaught Place, Hong Kong	By Facsimile: (+852) 2845 9268 Confirm Facsimile Transmission: (By Telephone Only) (+852) 2524 7106

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such Letter of Transmittal. Do not send share certificates evidencing Shares or ADRs evidencing ADSs with this notice. Share certificates evidencing Shares and ADRs evidencing ADSs should be sent with your applicable Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Shanda Music Group Limited, a British Virgin Islands company and a wholly owned subsidiary of Shanda Interactive Entertainment Limited, a Cayman Islands company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 16, 2009 (the "Offer to Purchase") and the Letter of Transmittal to Tender Ordinary Shares (the "Share Letter of Transmittal") or the Letter of Transmittal to Tender ADSs (the "ADS Letter of Transmittal," collectively with the Share Letter of Transmittal, the "Letters of Transmittal"), as applicable (which, as amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of ordinary shares, par value $0.00005 per share (the "Shares") of Hurray! Holding Co., Ltd. ("Hurray"), or the number of American Depositary Shares ("ADSs", each representing 100 Shares) of Hurray, as the case may be, set forth below, all pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares/ADSs Tendered:

Share Certificate/ADR Number(s) (if available):
☐
Check if ADSs will be tendered by book-entry transfer through the Direct Registration System of Citibank, N.A., Hurray's ADS depositary

Address(es):

(Zip Code)
☐
Check if ADSs will be tendered by book-entry transfer through the Depository Trust Company.

Name of Tendering Institution:
Area Code and Telephone No(s):

Signature(s):
Account No.:

Transaction Code No.:

Dated:

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other "Eligible Guarantor Institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares or ADSs, as the case may be, tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares or ADSs complies with Rule 14e-4 and (iii) to deliver to the Share Tender Agent the Shares tendered hereby, or to the ADS Tender Agent the ADSs tendered hereby, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and together with certificates for the Shares to be tendered, or, in the case of ADSs, ADRs for the ADSs to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of ADSs, and any other required documents, all within three NASDAQ Global Market trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name) (please type or print)
(Title)
(Area Code and Telephone Number)

Dated:                                     , 2009.

DO NOT SEND SHARE CERTIFICATES EVIDENCING THE SHARES OR ADRs EVIDENCING ADSs WITH THIS NOTICE. SHARE CERTIFICATES EVIDENCING THE SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED SHARE LETTER OF TRANSMITTAL, AND ADRs EVIDENCING ADSs SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED ADS LETTER OF TRANSMITTAL